Exhibit 10.20

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPERATLY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISK DENOTE OMISSIONS.

Talecris
BIOTHERAPEUTICS

AMENDMENT NO. 3 to the

PRODUCT SUPPLY AGREEMENT

This Amendment No. 3 (the "Amendment"), is entered into by and between Talecris Biotherapeutics, Inc., headquartered at 79 T.W. Alexander Drive, 4101 Research Commons, P.O. Box 110526, Research Triangle Park, North Carolina 27709 ("Talecris") and Emergent Product Development Gaithersburg Inc. with an address of 300 Professional Drive, Gaithersburg, MD 20879 ("Emergent" collectively, with Talecris, the "Parties," and each individually, a "Party"). All terms not defined herein shall have the meaning set forth in the Master Agreement (as defined below).

WHEREAS, the Parties entered into that certain Product Supply Agreement, effective as of June 12, 2006 (the "Original Agreement");

WHEREAS, the Parties entered into certain Amendments to the Original Agreement (Amendment No. 1 effective as of December 19, 2006 and Amendment No. 2 effective as of June 25, 2007) (the Original Agreement, as amended by Amendment Nos. 1 and 2, the “Agreement”);

WHEREAS the Parties desire to amend and the Agreement for the purpose of amending Exhibit L; and

WHEREAS, except as specifically modified herein, the Agreement, as amended by this Amendment, shall remain in full force and effect.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the Parties hereto agree as follows:

1. Effective Date. The effective date of this Amendment No. 3 shall be August 29, 2007 (the “Effective Date”).

2. Amendment of Exhibit L of the Agreement (Term). As of the Effective Date, Exhibit L1 attached to Amendment No. 3 will be added to Exhibit L of the Agreement.

3. Applicable Law. This Amendment No. 3, and the amended Agreement, shall be governed by the laws of the State of New York, without regard to any conflicts of law principles.

4. Counterparts. This Amendment No. 3 may be executed in any number of counterparts, each of which shall be an original, but all of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 3 as of the Effective Date.

TALECRIS BIOTHERAPEUTICS, INC.                             EMERGENT PRODUCT DEVELOPMENT
GAITHERSBURG INC

By:            /s/ Mary J. Kuhn                                                     By:             /s/ M J Langford

Name:     Mary J. Kuhn                                     Name:      Michael Langford

Title:       SVP Operations                                                        Title:           President

Exhibit L1

Payment Schedule for Amended Stability Program to include Stability testing specifically for the Fraction II + III Paste an dthe Sterile Filling Bulk

Purpose:   Emergent has requested a greater amount of stability testing than is stated in teh original contract. The original contract provided no provisions for the stability studies listed below.

The stability protocol is attached.

Pricing:    Total of $[**] to implement and complete the attached stability protocol.

Invoicing:  The total payment of $[**]should be made in three equal payments when the respective reports are issued.  Each payment with be for $[**].

       A.   90 day final report on sterile filling bulk stability
       B.  12 month interim report on II + III Paste stability
       C.  24 month final report on II + III Paste stability

Payment of each invoice will be due 30 days after invoicing.